                                                                    Exhibit 4.28


                                TECO ENERGY, INC.


                                       and


                              THE BANK OF NEW YORK
                                   As Trustee



                            -------------------------



                          SIXTH SUPPLEMENTAL INDENTURE


                          dated as of January 15, 2002


             Supplementing the Indenture dated as of August 17, 1998



                            -------------------------



                    5.11% Junior Subordinated Notes Due 2007

                                TABLE OF CONTENTS


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ARTICLE ONE DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION .............................   2

         Section 101 Definitions.................................................................   2

         Section 102. Section References.........................................................   4

ARTICLE TWO DESIGNATION AND TERMS OF THE NOTES...................................................   4

         Section 201. Establishment of Series....................................................   4

         Section 202. Maturity...................................................................   4

         Section 203. Variations in Terms of Notes...............................................   5

         Section 204. Amount and Denominations...................................................   5

         Section 205. Interest Rates and Interest Payment Dates..................................   7

         Section 206. Extension of Interest Payment Period.......................................   8

         Section 207. Notice of Extension........................................................   8

         Section 208. Distribution on Dissolution................................................   9

         Section 209. Remarketing................................................................   9

         Section 210. Limitation of Amendments and Termination of the Indenture..................   9

         Section 211. Limitation of Transactions.................................................  10

         Section 212. Authentication and Delivery of the Notes...................................  10

         Section 213. No Sinking Fund............................................................  10

         Section 214. Appointment of Agents and the Depository...................................  10

         Section 215. Redemption.................................................................  11

ARTICLE THREE REDEMPTION OF THE NOTES............................................................  11

         Section 301.............................................................................  11

ARTICLE FOUR ADDITIONAL COVENANTS OF TECO........................................................  12

         Section 401. Payment of Expenses........................................................  12

         Section 402. Payment Upon Resignation or Removal........................................  13

         Section 403. Covenant to List on Exchange...............................................  13

ARTICLE FIVE SUBORDINATION.......................................................................  13

         Section 501. Subordination..............................................................  13

         Section 502. Default on Senior Indebtedness.............................................  14

         Section 503. Liquidation; Dissolution; Bankruptcy.......................................  14

         Section 504. Subrogation................................................................  15

                                TABLE OF CONTENTS

                                   (CONTINUED)

                                                                                                   PAGE
         Section 505. Trustee to Effect Subordination............................................  16

         Section 506. Notice by TECO.............................................................  16

         Section 507. Rights of the Trustee; Holders of Senior Indebtedness......................  17

         Section 508. Subordination May Not Be Impaired..........................................  17

ARTICLE SIX EVENTS OF DEFAULT WITH RESPECT TO THE NOTES..........................................  18

         Section 601. Definition.................................................................  18

         Section 602. Acceleration...............................................................  18

         Section 603. Suits......................................................................  19

ARTICLE SEVEN MISCELLANEOUS......................................................................  20

         Section 701. Effect On Original Indenture...............................................  20

         Section 702. Counterparts...............................................................  20

         Section 703. Recitals...................................................................  20

         Section 704. Governing Law..............................................................  20

         This Sixth Supplemental Indenture, dated as of the 15th day of January, 2002 between TECO Energy, Inc., a corporation duly organized and existing under the laws of the State of Florida (hereinafter called "TECO") and having its principal office at TECO Plaza, 702 North Franklin Street, Tampa, Florida 33602, and The Bank of New York, (hereinafter called the "Trustee") and having its principal corporate trust office at 101 Barclay Street, 21st Floor West, New York, New York 10286.

                                   WITNESSETH:

         WHEREAS, TECO and the Trustee entered into an Indenture, dated as of August 17, 1998, as heretofore amended (as so amended, the "Original Indenture"), pursuant to which one or more series of debt of TECO (the "Securities") may be issued from time to time; and

         WHEREAS, Section 201 of the Original Indenture permits the terms of any series of Securities to be established in an indenture supplemental to the Original Indenture; and

         WHEREAS, Section 901(7) of the Original Indenture provides that a supplemental indenture may be entered into by TECO and the Trustee without the consent of any Holders of the Securities to establish the form and terms of the Securities of any series; and

         WHEREAS, TECO has requested the Trustee to join with it in the execution and delivery of this Sixth Supplemental Indenture in order to supplement and amend the Original Indenture by, among other things, establishing the form and terms of one series of Securities to be known as TECO's "5.11% Junior Subordinated Notes Due 2007" (the "Notes"); and

         WHEREAS, TECO Capital Trust II, a Delaware statutory business trust (the "Trust"), intends to offer to the public $400,000,000 (up to $460,000,000 if the option granted to the underwriters is exercised) aggregate liquidation amount of its 5.11% Trust Preferred Securities (the "Trust Preferred Securities"), representing preferred undivided beneficial interests in the assets of the Trust, and proposes to invest the proceeds from such offering in a like aggregate principal amount of the preferred securities (the "Company Preferred Securities") of TECO Funding Company II, LLC, a Delaware limited liability company (the "LLC"), and the LLC will invest the proceeds of the Company Preferred Securities, together with the proceeds of its common securities, in $412,400,000 (up to $474,260,000 if the option granted to the underwriters is exercised) aggregate principal amount of the Notes; and

         WHEREAS, TECO and the Trustee desire to enter into this Sixth Supplemental Indenture for the purposes set forth in Sections 201 and 901 of the Original Indenture as referred to above; and

         WHEREAS, TECO has furnished the Trustee with a Board Resolution authorizing the execution of this Sixth Supplemental Indenture; and

         WHEREAS, all things necessary to make this Sixth Supplemental Indenture a valid agreement of TECO and the Trustee and a valid supplement to the Original Indenture have been done,

         NOW, THEREFORE, THIS SIXTH SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Notes to be issued hereunder by holders thereof, TECO and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:

                                  ARTICLE ONE
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         SECTION 101.DEFINITIONS

         All capitalized terms that are used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Indenture.

         "90-Day Period" shall have the meaning set forth in Section 301.

         "Additional Interest" shall have the meaning set forth in Section
205(d).

         "Business Day" shall mean a day on which banks are open for business in New York and Delaware.

         "Change in 1940 Act Law" shall have the meaning set forth in Section
301.

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository Trust Company will be the initial Clearing Agency.

         "Company Agreement" means the Amended and Restated Limited Liability Company Agreement dated as of January 15, 2002, between TECO and the Trust, as the same may be amended from time to time.

         "Compounded Interest" shall have the meaning set forth in Section 206.

         "Coupon Rate" shall have the meaning set forth in Section 205(a).

         "Deferred Interest" shall have the meaning set forth in Section 206.

         "Delaware Trustee" shall mean the corporation identified as the "Delaware Trustee" in the preamble to the Trust Agreement solely in its capacity as Delaware Trustee of the Trust created and continued thereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as therein provided.

         "Depository" shall have the meaning set forth in Section 214(b).

         "Dissolution Event" means that the LLC and the Trust are to be dissolved in accordance with the Company Agreement and the Trust Agreement, and the Notes held by the LLC are to be distributed to the holders of the Trust Preferred Securities issued by the Trust pro rata in accordance with the Company Agreement and the Trust Agreement.

         "Extended Interest Payment Period" shall have the meaning set forth in
Section 206.

         "Failed Remarketing" shall have the meaning set forth in the Trust Agreement.

         "Global Note" shall have the meaning set forth in Section 204(c)(i)(A).

         "Guarantee" shall mean the Guarantee Agreement executed and delivered by TECO and The Bank of New York, as guarantee trustee, contemporaneously with the execution and delivery of the Trust Agreement, for the benefit of the Holders of the Company Preferred Securities, as amended from time to time.

         "Interest Payment Date" shall have the meaning set forth in Section 205(a).

         "Investment Company Event" shall have the meaning set forth in Section 301.

         "Maturity Date" means the date on which the Notes mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon including Compounded Interest and Additional Interest, if any.

         "Ministerial Action" shall have the meaning set forth in Section 301.

         "Non Book-Entry Preferred Securities" shall have the meaning set forth in Section 204(c)(i)(B).

         "Pledged Trust Preferred Securities" shall have the meaning set forth in the Trust Agreement.

         "Property Trustee" shall mean the commercial bank or trust company acting solely in its capacity as the "Property Trustee" under the Trust Agreement, and any successor "Property Trustee" acting in such capacity.

         "Purchase Contract Agreement" means the agreement dated January 15, 2002 between TECO and The Bank of New York, as Purchase Contract Agent.

         "Redemption Price" shall have the meaning set forth in Section 302.

         "Remarketing" means (i) as long as the Trust has not been liquidated, the operation of the procedures for remarketing specified in Section 5.5 of the Trust Agreement and (ii) if the Trust has been liquidated, the operation of the procedures for remarketing specified in Section 5.2 of the Purchase Contract Agreement.

         "Reset Rate" shall have the meaning set forth in the Trust Agreement.

         "Senior Indebtedness" shall mean (i) all obligations in respect of (A) indebtedness of TECO for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by TECO; (ii) all capital lease obligations of TECO; (iii) all obligations of TECO issued or assumed as the deferred purchase price of property, all conditional sale obligations of TECO and all obligations of TECO under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of TECO for reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through
(iv) of other Persons for the payment of which TECO is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any lien on any property or asset of TECO (whether or not such obligation is assumed by TECO), except for any such indebtedness that is by its terms subordinated to or pari passu with the Notes, as the case may be. For greater certainty, "Senior Indebtedness" includes all indebtedness for money borrowed between or among TECO and its Affiliates, except for such indebtedness that is by its terms subordinated to or pari passu with the Notes, as the case may be. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of Article Five hereof irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

         "Special Event" shall have the meaning set forth in Section 301.

         "Stated Amount" shall have the meaning set forth in the Purchase Contract Agreement.

         "Tax Event" shall have the meaning set forth in Section 301.

         "Trust Agreement" shall mean the Amended and Restated Trust Agreement of TECO Capital Trust II, a Delaware statutory business trust, dated as of January 15, 2002.

         "Trust Preferred Security Certificate" shall mean a certificate evidencing ownership of Trust Preferred Securities, substantially in the form set forth in the Trust Agreement.

         SECTION 102.SECTION REFERENCES

         Each reference to a particular section set forth in this Sixth Supplemental Indenture shall, unless the context otherwise requires, refer to this Sixth Supplemental Indenture.

                                   ARTICLE TWO
                       DESIGNATION AND TERMS OF THE NOTES

         SECTION 201.ESTABLISHMENT OF SERIES

         There is hereby created a series of Securities to be known and designated as the "5.11% Junior Subordinated Notes Due 2007" (the "Notes"), to be in substantially in the form set forth in Exhibit A attached hereto, subject to changes in the form thereof made by TECO and acceptable to the Trustee, and which shall be subordinated to all Senior Indebtedness of TECO. For the purposes of the Original Indenture, the Notes shall constitute a single series of Securities.

         SECTION 202.MATURITY

         The Maturity Date of the Notes is January 15, 2007.

         SECTION 203.VARIATIONS IN TERMS OF NOTES

         Subject to the terms and conditions set forth in the Original Indenture and in this Sixth Supplemental Indenture, the terms of any particular Note may vary from the terms of any other Note as contemplated by Section 301 of the Original Indenture, and the terms for a particular Note will be set forth in such Note as delivered to the Trustee or an Authenticating Agent for authentication pursuant to Section 303 of the Original Indenture.

         SECTION 204.AMOUNT AND DENOMINATIONS

         The aggregate principal amount of Notes that may be issued pursuant to this Sixth Supplemental Indenture is $412,400,000 (up to $474,260,000 if the option granted to the underwriters is exercised).

              (a) Certificated Form. Except as provided in Section 204(b), the Notes shall be issued in fully registered certificated form without interest coupons in denominations of $25 or integral multiples of $25. The Place of Payment for the Notes issued in certificated form where the transfer of such Notes will be registrable and where such Notes will be exchangeable for Notes bearing identical terms and provisions shall be the Corporate Trust Office of the Trustee; provided, however, that payment of interest may be made at the option of TECO by check mailed to the Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of any Notes is the LLC or the Property Trustee, the payment of the principal of and interest (including Compounded Interest and Additional Interest, if any) on such Notes held by the LLC or the Property Trustee will be made by wire transfer of immediately available funds to such accounts as may be designated to TECO in writing by such Holder.

              (b) Global Note.

                  (i) In connection with a Dissolution Event,

                                    (A) the Notes in certificated form may be
                           presented to the Trustee by the LLC or the Property Trustee in exchange for a global Note in an aggregate principal amount equal to the aggregate principal amount of all outstanding Notes (a "Global Note"), to be registered in the name of the Depository, and delivered by the Trustee to the Depository for crediting to the accounts of its participants pursuant to the instructions of the LLC or the Property Trustee. TECO upon any such presentation shall execute a Global Note in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Original Indenture and this Sixth Supplemental Indenture. Payments on the Notes issued as a Global Note will be made to the Depository; and

                                    (B) if any Trust Preferred Securities or LLC
                           Preferred Certificates are held in non-book-entry certificated form, the Notes in certificated form may be presented to the Trustee by the LLC or the Property Trustee and any Trust Preferred Security Certificate which represents Trust Preferred Securities other than Trust Preferred Securities held by the Clearing Agency or its nominee and any LLC Preferred Security Certificate which represents LLC Preferred Securities other than LLC Preferred Securities held by the Trust (together, the "Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Notes presented to the Trustee by the LLC or the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non-Book-Entry Preferred Securities until such Trust Preferred Security Certificates or LLC Preferred Security Certificates, as the case may be, are presented to the Security Registrar for transfer or reissuance at which time such Trust Preferred Security Certificates or LLC Preferred Security Certificates, as the case may be, will be cancelled and a Note, registered in the name of the holder of the Trust Preferred Security Certificate or LLC Preferred Security Certificate, as the case may be, or the transferee of the holder of such Trust Preferred Security Certificate or LLC Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Trust Preferred Security Certificate or LLC Preferred Security Certificate cancelled, will be executed by TECO and delivered to the Trustee for authentication and delivery in accordance with the Original Indenture and this Sixth Supplemental Indenture. On issue of such Notes, Notes with an equivalent aggregate principal amount that were presented by the LLC to the Trustee will be deemed to have been cancelled.

                  (ii) Unless and until it is exchanged for the Notes in registered form, a Global Note may be transferred, in whole but not in part, only to another nominee of the Depository, or to a successor Depository selected or approved by TECO or to a nominee of such successor Depository.

                  (iii) If at any time the Depository notifies TECO that it is unwilling or unable to continue as Depository or if at any time the Depository for such series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depository for such series is not appointed by TECO within 90 days after TECO receives such notice or becomes aware of such condition, as the case may be, TECO will execute, and, subject to Article Eleven of the Original Indenture, the Trustee, upon written notice from TECO, will authenticate and deliver the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note. In addition, TECO may at any time determine that the Notes shall no longer be represented by the Global Note. In such event TECO will execute, and subject to Section 303 of the Original Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by TECO, will authenticate and deliver the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note. Upon the exchange of the Global Note for such Notes in definitive registered form without coupons, in authorized denominations, the Global Note shall be cancelled by the Trustee. Such Notes in definitive registered form issued in exchange for the Global Note shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the Depository for delivery to the Persons in whose names such Notes are so registered.

         SECTION 205. INTEREST RATES AND INTEREST PAYMENT DATES

              (a) Each Note and any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) any overdue installment of interest will bear interest at the rate of 5.11% per annum (the "Coupon Rate") from the original date of issuance until October 15, 2004, and, if there has been a successful Remarketing, at the Reset Rate thereafter until the principal thereof becomes due and payable, compounded quarterly, payable (subject to the provisions of Section 206) quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each an "Interest Payment Date"), commencing on April 15, 2002, to the Person in whose name such Note or any predecessor Note is registered at the close of business on the Regular Record Date for such interest installment, which, with respect to (i) Notes of which the LLC or the Property Trustee is the Holder and the Company Preferred Securities or the Trust Preferred Securities are in book-entry only form or (ii) a Global Note, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if (x) the Notes are held by the LLC or the Property Trustee, the Company Preferred Securities are not held in book-entry form and the Trust Preferred Securities are no longer in book-entry only form or (y) the Notes are not represented by a Global Note, TECO may select a Regular Record Date for such interest installment which shall be fifteen (15) days before an Interest Payment Date.

              (b) The interest rate on the Notes outstanding on and after the Remarketing Date will be reset on the third Business Day immediately preceding October 15, 2004, to the Reset Rate (which Reset Rate will not be effective until October 16, 2004); provided, however, if there has been a Failed Remarketing, the interest rate shall not be reset unless and until there has been a successful Remarketing in accordance with Section 5.5 of the Trust Agreement and Section 5.2 of the Purchase Contract Agreement.

              (c) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except for the effect of any adjustment in the Interest Payment Date as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 90-day period. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

              (d) If, at any time while the LLC or the Property Trustee is the Holder of any Notes, the LLC, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, TECO will pay as additional interest ("Additional Interest") on the Notes held by the LLC or the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the LLC or the Trust and the Property Trustee after the payment of such taxes, duties, assessments or other governmental charges will be equal to the amounts the LLC or the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other government charges been imposed.

         SECTION 206. EXTENSION OF INTEREST PAYMENT PERIOD

         TECO shall have the right, at any time and from time to time during the term of the Notes, so long as no Event of Default with respect to the Notes has occurred and is continuing, to defer payments of interest by extending the interest payment period of such Notes for a period not exceeding 20 consecutive quarters (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended Interest Payment Period may extend beyond the Maturity Date and such Extended Interest Payment Period shall end on an Interest Payment Date; provided further that if there has not been a Successful Remarketing then no Extended Interest Payment Period may extend beyond January 15, 2005. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 206, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period, TECO shall pay all interest accrued and unpaid on the Notes, including any Additional Interest and Compounded Interest (together, "Deferred Interest") that shall be payable to the Holders of the Notes in whose names the Notes are registered in the Security Register on the first record date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, TECO may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters or extend beyond the Maturity Date and shall end on an Interest Payment Date. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, TECO may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except (i) at the end thereof and
(ii) upon a redemption of the Notes during an Extended Interest Payment Period, but TECO may prepay on any Interest Payment Date all or any portion of the interest accrued during an Extended Interest Payment Period.

         SECTION 207. NOTICE OF EXTENSION

               (a) If the Property Trustee is the sole holder of the Company Preferred Securities or the Notes at the time TECO selects an Extended Interest Payment Period, TECO shall give written notice to the Property Trustee and the Trustee of its selection of such Extended Interest Payment Period five Business Days before the earlier of (i) the next succeeding date on which Distributions on the Company Preferred Securities issued by the LLC are payable, or (ii) the date TECO is required to give notice of the record date, or the date such Distributions are payable, to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Trust Preferred Securities issued by the Trust, but in any event at least five Business Days before such record date.

               (b) If the Property Trustee is not the only holder of the Company Preferred Securities or the Notes at the time TECO selects an Extended Interest Payment Period, TECO shall give the holders of the Company Preferred Securities or the Notes, as the case may be, and the Trustee written notice of its selection of such Extended Interest Payment Period at least ten Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date TECO is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self regulatory organization or to Holders of the Notes.

               (c) The quarter in which any notice is given pursuant to paragraphs (a) or (b) of this Section 207 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under Section 206.

         SECTION 208. DISTRIBUTION ON DISSOLUTION.

         Upon a distribution of the Notes upon the liquidation and dissolution of the LLC and the Trust which occurs prior to the Remarketing, the Notes underlying the Preferred Securities and the Trust Preferred Securities equal to the aggregate Stated Amount of the Pledged Trust Preferred Securities shall be delivered to the Collateral Agent (as defined in the Purchase Contract Agreement) in exchange for the Pledged Trust Preferred Securities or pledged LLC Preferred Securities, as the case may be.

         SECTION 209. REMARKETING.

         If a distribution of the Notes occurs pursuant to a Dissolution prior to the Remarketing, the Notes shall be remarketed in accordance with the Remarketing procedures set forth in the Trust Agreement and the Purchase Contract Agreement where all references in the Remarketing procedures to Trust Preferred Securities shall be read as reference to the Notes, unless the context requires otherwise.

         SECTION 210. LIMITATION OF AMENDMENTS AND TERMINATION OF THE INDENTURE

         Unless and until the principal (and premium, if any) of the Notes and all accrued and unpaid interest thereon have been paid in full, (a) without the prior consent of the holders of not less than a majority in aggregate liquidation amount of the Trust Preferred Securities then outstanding (unless the consent of the holders of a greater aggregate liquidation amount is required by the Original Indenture), (i) TECO will not enter into any amendment to the Original Indenture, as supplemented hereby, that would adversely affect the holders of any of the Trust Preferred Securities; (ii) no termination of the Original Indenture, as supplemented hereby, shall occur; and (b) without the consent of each holder of Trust Preferred Securities then outstanding, no amendment to Section 603 hereof may be made.

         If at any time while the Notes are held by the LLC no Trust Preferred Securities of the Trust remain outstanding, unless and until the principal (and premium, if any) of the Notes and all accrued and unpaid interest thereon have been paid in full, (a) without the prior consent of the holders of not less than a majority in aggregate liquidation amount of the Company Preferred Securities then outstanding (unless the consent of the holders of a greater aggregate liquidation amount is required by the Original Indenture), (i) TECO will not enter into any amendment to the Original Indenture, as supplemented hereby, that would adversely affect the holders of any of the Company Preferred Securities, (ii) no termination of the Original Indenture, as supplemented hereby, shall occur; and (b) without the consent of each holder of Company Preferred Securities then outstanding, no amendment to
Section 603 hereof may be made.

         SECTION 211. LIMITATION OF TRANSACTIONS

         If (i) TECO shall exercise its right to defer payment of interest as provided in Section 206, (ii) TECO shall have actual knowledge that an event has occurred that is, or with the giving of notice or the lapse of time, or both, would constitute, an Event of Default with respect to the Notes and TECO has not taken reasonable steps to cure the event, or (iii) TECO shall be in default with respect to its payment obligations under the Guarantee, then (a) TECO shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of its capital stock for another class or series of its capital stock, (ii) any payment of a rights dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (iii) purchases of its common stock related to the issuance of such stock under any of TECO's benefit plans for its directors, officers or employees, (iv) obligations under any dividend reinvestment plan or stock purchase plan of TECO, (v) the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of such capital stock or security being converted or exchanged or (vi) dividends or distributions in its common stock) or make any guarantee payment with respect thereto, (b) TECO shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by TECO which rank pari passu with or junior to the Notes and (c) TECO shall not make any guarantee payments with respect to any of the payment obligations referred to in subparagraph (b) of this Section 211 (other than pursuant to the Guarantee and any similar guarantee issued by TECO on behalf of holders of preferred securities issued by an issuer holding Securities issued under the Indenture).

         SECTION 212. AUTHENTICATION AND DELIVERY OF THE NOTES

         Notes in the aggregate principal amount of $412,400,000 (or up to $474,260,000 if the option granted to the underwriters is exercised) may, upon execution of this Sixth Supplemental Indenture, be executed by TECO and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of TECO, signed by its Chairman of the Board, its President, any Vice President, its Treasurer or any Assistant Treasurer, without any further action by TECO. As provided in and pursuant to Section 303 of the Original Indenture, each time that TECO delivers Notes to the Trustee or Authenticating Agent for authentication, TECO shall deliver a Company Order in the form of Exhibit B to this Sixth Supplemental Indenture for the authentication and delivery of such Notes and the Trustee or such Authenticating Agent shall authenticate and deliver such Notes.

         SECTION 213. NO SINKING FUND

         The Notes shall not be entitled to the benefit of any sinking fund or analogous provision.

         SECTION 214. APPOINTMENT OF AGENTS AND THE DEPOSITORY

              (a) TECO hereby appoints, or confirms the appointment of, The Bank of New York as the initial Trustee, Securities Registrar and Paying Agent with respect to the Notes, subject to the provisions of the Original Indenture with respect to resignation, removal and succession, and subject, further, to the right of TECO to appoint additional agents (including Paying Agents).

              (b) The Depository Trust Company (or its nominee) shall act as the initial Depository (the "Depository") for any Global Note which may be issued pursuant to this Sixth Supplemental Indenture.

         SECTION 215. REDEMPTION

         The Notes are not subject to redemption at the option of the Holder and are subject to redemption solely as provided in Article Three hereof.

                                  ARTICLE THREE
                             REDEMPTION OF THE NOTES

         SECTION 301. REDEMPTION ON THE MATURITY DATE

         On the Maturity Date, TECO shall redeem the Notes and pay to the Holders the principal balance of the outstanding Notes together will all accrued and unpaid interest thereon, including Compounded Interest and Additional Interest, if any, in accordance with the terms of the Notes.

         SECTION 302. SPECIAL EVENT REDEMPTION

         If a Special Event (as defined below) has occurred and is continuing then TECO shall have the right upon not less than 35 days nor more than 60 days notice to the Holders of the Notes to redeem the Notes, in whole but not in part, for cash within 90 days following the occurrence of such Special Event (the "90-Day Period") at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, including Compounded Interest and Additional Interest, if any, to the date of such redemption (the "Redemption Price"); provided, however, that in the case of an occurrence of a Tax Event, if at the time there is available to TECO the opportunity to eliminate, within the 90-Day Period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on TECO, the LLC or the holders of the Company Preferred Securities, the Trust or the holders of the Trust Preferred Securities issued by the Trust, TECO shall pursue such Ministerial Action in lieu of redemption and provided further that TECO shall have no right to redeem the Notes while it is pursuing any such Ministerial Action. The Redemption Price shall be paid on the date of such redemption, provided that TECO shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

         A "Special Event" shall mean either a Tax Event or an Investment Company Act Event.

         "Tax Event" shall mean that the LLC or the Trust shall have received an opinion of counsel (which may be regular counsel to TECO or an Affiliate, but not an employee thereof) experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or (b) any official administrative written decision, pronouncement or action or judicial decision interpreting or applying such laws or regulations by any court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation or application is issued or announced on or after the date of original issuance of Notes or the Company Preferred Securities, there is more than an insubstantial risk that (i) the LLC or the Trust is, or will be within 90 days of the date of the opinion of counsel, subject to United States Federal income tax with respect to interest received on the Notes or Company Preferred Securities, (ii) interest payable by TECO to the LLC on the Notes is not, or will not be within 90 days of the date of the opinion of counsel, deductible for United States Federal income tax purposes, or (iii) the LLC or the Trust is, or will be within 90 days of the date of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges.

         "Investment Company Act Event" shall mean the LLC or the Trust shall have received an opinion of counsel (which may be regular counsel to TECO or an Affiliate, but not an employee thereof) experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") there is more than an insubstantial risk that the LLC or the Trust is or will be considered an "Investment Company" that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Notes or the Company Preferred Securities.

                                  ARTICLE FOUR
                          ADDITIONAL COVENANTS OF TECO

         SECTION 401. PAYMENT OF EXPENSES

              (a) In connection with the offering, sale and issuance of the Notes to the LLC, the Company Preferred Securities to the Trust and the Trust Preferred Securities by the Trust, TECO, in its capacity as borrower with respect to the Notes, shall:

                           (i) pay all costs and expenses relating to the
                  offering, sale and issuance of the Notes, including commissions to the underwriters payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 607 of the Original Indenture;

                           (ii) pay all debts and obligations and all costs and
                  expenses of the LLC and the Trust (including, but not limited to, costs and expenses relating to the organization of the LLC and the Trust, the offering, sale and issuance of the Trust Preferred Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

                           (iii) be primarily liable for any indemnification
                  obligations arising with respect to the Trust Agreement; and

                           (iv) pay any and all taxes (other than United States
                  withholding taxes attributable to the Trust or its assets) imposed by the United States or any other taxing authority and all liabilities, costs and expenses with respect to such taxes of the LLC or the Trust.

              (b) The foregoing obligations of TECO are for the benefit of, and shall be enforceable by, any person to whom such fees, expenses, debts and obligations are owed (each, a "Creditor"), whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of TECO directly against TECO, and TECO irrevocably waives any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against TECO. TECO shall execute such additional agreements as may be necessary to give full effect to the foregoing.

         SECTION 402. PAYMENT UPON RESIGNATION OR REMOVAL

         Upon termination of this Sixth Supplemental Indenture or the Original Indenture or the removal or resignation of the Trustee pursuant to this Section 402, TECO shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation. Upon termination of the Trust Agreement or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to Section 8.10 of the Trust Agreement, TECO shall pay to the Delaware Trustee or the Property Trustee, as the case may be, all amounts accrued to the date of such termination, removal or resignation.

         SECTION 403. COVENANT TO LIST ON EXCHANGE

         If the Notes are to be distributed to the holders of Trust Preferred Securities or to the holders of the Company Preferred Securities if no Trust Preferred Securities are outstanding, as described in Section 204(b), TECO will, if the Notes are not already so listed, use its best efforts to list such Notes on the New York Stock Exchange, Inc. or on such other exchange as the Trust Preferred Securities or the Company Preferred Securities, as the case may be, are then listed.

                                  ARTICLE FIVE
                                  SUBORDINATION

         SECTION 501. SUBORDINATION

         TECO resolves, and each Holder of Notes issued hereunder by such Holder's acceptance thereof covenants and agrees, that all Notes shall be issued subject to the provisions of this Article Five, and each Holder of a Note, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

         The payment by TECO of the principal of, premium, if any, and interest on all Notes issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Sixth Supplemental Indenture or thereafter incurred.

         This Article shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness and such holders are made obligees hereunder and they and/or each of them may enforce such provisions.

         No provision of this Article Five shall prevent the occurrence of any default or Event of Default with respect to the Notes.

         SECTION 502. DEFAULT ON SENIOR INDEBTEDNESS

         In the event and during the continuation of any default by TECO in the payment of principal, premium, interest or any other amount due on any Senior Indebtedness, or in the event that the maturity of any Senior Indebtedness has been accelerated because of a default, then, in either case, no payment shall be made by TECO to the Holders of the Notes with respect to the principal (including redemption and sinking fund payments) of, premium, if any, interest on, or any other amount owing in respect of, the Notes.

         In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder of the Notes when such payment is prohibited by the preceding paragraph of this Section 502, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee within 90 days of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.

         SECTION 503. LIQUIDATION; DISSOLUTION; BANKRUPTCY

         Upon any payment by TECO, or distribution of assets of TECO of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of TECO, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment or distribution is made by TECO to the Holders of the Notes on account of the principal of, premium, if any, interest on, or any other amount owing in respect of, the Notes; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by TECO, or distribution of assets of TECO of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee would be entitled to receive from TECO, except for the provisions of this Article Five, shall be paid by TECO or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Notes or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by TECO) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of Notes or to the Trustee.

         In the event that, notwithstanding the foregoing, any payment or distribution of assets of TECO of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee or the Holders of the Notes before all Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by TECO, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

         For purposes of this Article Five, the words "cash, property or securities" shall not be deemed to include shares of stock of TECO as reorganized or readjusted, or securities of TECO or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article Five with respect to the Notes to the payment of all Senior Indebtedness that may at the time be outstanding, provided, however, that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of TECO with, or the merger of TECO into, another corporation or the liquidation or dissolution of TECO following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article Eight of the Original Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 503 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Eight of the Indenture. Nothing in Section 502 hereof or in this Section 503 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607 of the Original Indenture.

         SECTION 504. SUBROGATION

         Subject to the payment in full of all Senior Indebtedness, the rights of the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of TECO applicable to such Senior Indebtedness until the principal of, premium, if any, and interest on, and all other amounts owing in respect of, the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article Five, and no payment over pursuant to the provisions of this Article Five, to or for the benefit of the holders of such Senior Indebtedness by Holders of the Notes or the Trustee, shall, as between TECO, its creditors other than holders of Senior Indebtedness, and the Holders of the Notes be deemed to be a payment by TECO to or on account of such Senior Indebtedness. It is understood that the provisions of this Article Five are and are intended solely for the purposes of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of Senior Indebtedness on the other hand.

         Nothing contained in this Article Five or elsewhere in this Sixth Supplemental Indenture or the Original Indenture or in the Notes is intended to or shall impair, as between TECO, its creditors other than the holders of Senior Indebtedness, and the Holders of the Notes, the obligation of TECO, which is absolute and unconditional, to pay to the Holders of the Notes the principal of (and premium, if any) and interest on and all other amounts owing in respect of the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of TECO, other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under the Original Indenture, as amended and supplemented by this Sixth Supplemental Indenture, subject to the rights, if any, under this Article Five of the holders of such Senior Indebtedness in respect of cash, property or securities of TECO received upon the exercise of any such remedy.

         Upon any payment or distribution of assets of TECO referred to in this Article Five, the Trustee, subject to the provisions of Section 603 of the Original Indenture, and the Holders of the Notes, shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of TECO, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Five.

         SECTION 505. TRUSTEE TO EFFECT SUBORDINATION

         Each Holder of a Note by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effect the subordination provided in this Article Five and appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes.

         SECTION 506. NOTICE BY TECO

         TECO shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to TECO that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Five. Notwithstanding the provisions of this Article Five or any other provision of the Original Indenture and this Sixth Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Five unless and until a Responsible Officer shall have received written notice thereof from TECO or a holder or holders of Senior Indebtedness or from any representative or trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 603 of the Original Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 506 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Note) then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

         The Trustee, subject to the provisions of Section 603 of the Original Indenture, shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a representative or trustee on behalf of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a representative or trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article Five, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Five, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         SECTION 507. RIGHTS OF THE TRUSTEE; HOLDERS OF SENIOR INDEBTEDNESS

         The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Five in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in the Original Indenture or this Sixth Supplemental Indenture shall deprive the Trustee of any of its rights as such holder.

         With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Five, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into the Original Indenture or this Sixth Supplemental Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 603 of the Original Indenture, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Holders of Notes, TECO or any other Person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article Five or otherwise.

         SECTION 508. SUBORDINATION MAY NOT BE IMPAIRED

         No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of TECO or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by TECO with the terms, provisions and covenants of the Original Indenture or this Sixth Supplemental Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article Five or the obligations hereunder of the Holders of the Notes to the holders of such Senior Indebtedness, do any one or more of the following:

                  (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding;

                  (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness;

                  (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and

                  (iv) exercise or refrain from exercising any rights against TECO and any other Person.

                                   ARTICLE SIX
                   EVENTS OF DEFAULT WITH RESPECT TO THE NOTES

         SECTION 601. DEFINITION

         All of the events specified in clauses (1), (2) and (4) through (6) of
Section 501 of the Original Indenture shall be "Events of Default" with respect to the Notes.

         SECTION 602. ACCELERATION

         In addition to the provisions regarding acceleration of maturity upon an Event of Default provided by Section 502 of the Original Indenture, if an Event of Default occurs and is continuing with respect to the Notes, so long as any of the Trust Preferred Securities of the Trust remain outstanding, if, upon such Event of Default, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes fail to declare the principal of all the Notes to be so immediately due and payable, the holders of 25% in aggregate liquidation amount of the Trust Preferred Securities then outstanding shall have the right, by notice to the Trustee, to declare the principal of and accrued interest on all the Notes to be due and payable immediately.

         So long as any of the Trust Preferred Securities of the Trust remain outstanding, the holders of a majority in aggregate liquidation amount of the Trust Preferred Securities then outstanding shall have the sole right (and the Holders of the Notes may not, notwithstanding the provisions of Section 502 of the Original Indenture, exercise any such right) to rescind an acceleration and its consequences with respect to the Notes if the rescission would not conflict with any judgment or decree and if all existing Events of Default on the Notes have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

         If at any time while the Notes are held by the LLC no Trust Preferred Securities of the Trust remain outstanding, in addition to the provisions regarding acceleration of maturity upon an Event of Default provided by Section 502 of the Original Indenture, if an Event of Default occurs and is continuing with respect to the Notes, so long as any of the Company Preferred Securities remain outstanding, if, upon such Event of Default, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes fail to declare the principal of all the Notes to be so immediately due and payable, the holders of 25% in aggregate liquidation amount of the Company Preferred Securities then outstanding shall have the right, by notice to the Trustee, to declare the principal of and accrued interest on all the Notes to be due and payable immediately.

         If at any time while the Notes are held by the LLC and no Trust Preferred Securities of the Trust remain outstanding, so long as any of the Company Preferred Securities remain outstanding, the holders of a majority in aggregate liquidation amount of the Company Preferred Securities then outstanding shall have the sole right (and the Holders of the Notes may not, notwithstanding the provisions of Section 502 of the Original Indenture, exercise any such right) to rescind an acceleration and its consequences with respect to the Notes if the rescission would not conflict with any judgment or decree and if all existing Events of Default on the Notes have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

         SECTION 603. SUITS

         So long as any of the Trust Preferred Securities of the Trust remain outstanding, any holder of a Trust Preferred Security shall have the right, upon the occurrence and continuance of an Event of Default described in Section 501(1) or 501(2) of the Original Indenture with respect to the Notes, to institute suit directly against TECO to enforce payment to such holder of the principal of, and premium, if any, and interest on, the Notes having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities held by such holder.

         If at any time while the Notes are held by the LLC and no Trust Preferred Securities of the Trust remain outstanding, so long as any of the Company Preferred Securities remain outstanding, any holder of a Company Preferred Security shall have the right, upon the occurrence and continuance of an Event of Default described in Section 501(1) or 501(2) of the Original Indenture with respect to the Notes, to institute suit directly against TECO to enforce payment to such holder of the principal of, and premium, if any, and interest on, the Notes having a principal amount equal to the aggregate liquidation amount of the Company Preferred Securities held by such holder.

         The provisions of this Section 603 and any other provisions hereof granting rights to the holders of the Trust Preferred Securities or the Company Preferred Securities are intended for the benefit of the Trust Preferred Securities and the Company Preferred Securities as third party beneficiaries.

         Section 604.   Notice by Trustee

         Through and including January 15, 2005, the Trustee shall, within 30 days after the occurrence of any Event of Default by TECO hereunder of which the Trustee has actual knowledge, transmit by mail to TECO and the Holders of the Notes, as their names and addresses appear in the Register, notice of such Event of Default, unless such Event of Default shall have been cured or waived. After January 15, 2005 and through the Maturity Date, the Trustee shall, within 90 days after the occurrence of any Event of Default by TECO hereunder of which the Trustee has actual knowledge, transmit by mail to TECO and the Holders of the Notes, as their names and addresses appear in the Register, notice of such Event of Default, unless such Event of Default shall have been cured or waived.

                                  ARTICLE SEVEN
           APPROVAL OF AMENDMENT TO ARTICLE 801 OF ORIGINAL INDENTURE

         The Holders of the Notes, by their acquisition thereof, shall be deemed to have approved the amendment of Section 801 of the Original Indenture as such amendment is set forth in Section 701 of the Third Supplemental Indenture.

                                  ARTICLE EIGHT
                                  MISCELLANEOUS

         SECTION 801. EFFECT ON ORIGINAL INDENTURE

         The Sixth Supplemental Indenture is a supplement to the Original Indenture. As supplemented by this Sixth Supplemental Indenture, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Sixth Supplemental Indenture shall together constitute one and the same instrument.

         SECTION 802. COUNTERPARTS

         This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute by one and the same instrument.

         SECTION 803. RECITALS

         The recitals contained herein shall be taken as the statements of TECO, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Sixth Supplemental Indenture.

         SECTION 804. GOVERNING LAW

         This Sixth Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction that govern the Original Indenture and its construction.

              [The balance of this page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed as of the date and year first written above.

                                            TECO ENERGY, INC.



                                            By: /s/ Sandra W. Callahan
                                                --------------------------------
                                            Name:   Sandra W. Callahan
                                            Title:  Vice President - Treasurer



                                            THE BANK OF NEW YORK, AS TRUSTEE



                                            By: /s/ Mary LaGumina
                                                --------------------------------
                                            Name:   Mary LaGumina
                                            Title:  Vice President

                                                                       EXHIBIT A

                                  FORM OF NOTE

                                                                       EXHIBIT B

                                TECO ENERGY, INC.

                    5.11% JUNIOR SUBORDINATED NOTES DUE 2007

                           SUPPLEMENTAL COMPANY ORDER

         Pursuant to Section 210 of the Sixth Supplemental Indenture, dated as of January 15, 2002, to the Indenture, dated as of August 17, 1998, as amended, you are instructed to prepare and authenticate a Note, of the series identified above, in the principal amount of $____________________________.

         IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of __________, 20__.

                                                TECO ENERGY, INC.



                                                By:_____________________________
                                                   Name:
                                                   Title: